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                                                                    EXHIBIT 16.1

[COOPERS & LYBRAND LETTERHEAD]


March 29, 1996



Ms. Nancy H. Galgas
Chief Financial Officer
Styles on Video, Inc.
667 Rancho Conejo Blvd.
Newbury Park, CA 91320

Dear Ms. Galgas:

This is to inform you that we hereby resign as the independent accountants of Styles on Video, Inc. Please send us a draft of your Form 8-K for the auditor change so that we can provide you with our required letter which must be filed as an exhibit to the Form 8-K.

Sincerely yours,

/s/ Coopers & Lybrand L.L.P.



c.c.:  Mr. Jeffrey A. Safchik, CEO